Exhibit 99.1

5551 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Second Quarter 2004 Operating Results

Baton Rouge, LA — Thursday, August 5, 2004 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2004.

Second Quarter Results
Lamar reported net revenues of $226.9 million for the second quarter of 2004 versus $208.2 million for the second quarter of 2003, a 9.0% increase. Operating income for the second quarter of 2004 was $31.9 million as compared to $25.5 million for the same period in 2003. There was net income of $8.9 million for the second quarter of 2004 compared to a net loss of $2.2 million for the second quarter of 2003.

Adjusted EBITDA, which we refer to herein as EBITDA, (defined as operating income before depreciation and amortization and loss (gain) on disposition of assets — see reconciliation to net income (loss) at the end of this release) for the second quarter of 2004 was $106.9 million versus $94.2 million for the second quarter of 2003, a 13.4% increase.

Free cash flow (defined as EBITDA less interest, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to net cash provided by operating activities at the end of this release) for the second quarter of 2004 was $70.3 million as compared to $49.0 million for the same period in 2003, a 43.5% increase.

On a pro forma basis for the second quarter of 2004 compared to the second quarter of 2003, net revenue increased 7.7% and EBITDA increased 11.4%. Pro forma net revenue, direct and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2003 for acquisitions and divestitures for the same time frame as actually owned in 2004. A table that reconciles reported results to pro forma results is included below, as well as a table that reconciles operating income to outdoor operating income.

Six Months Results
Lamar reported net revenues of $427.9 million for the six months ended June 30, 2004 versus $392.4 million for the same period in 2003, a 9.0% increase. Operating income for the six months ended June 30, 2004 was $45.3 million as compared to $27.8 million for the same period in 2003. EBITDA increased 15.0% to $188.7 million for the six months ended June 30, 2004 versus $164.1 million for the same period in 2003. There was net income of $6.4 million for the six months ended June 30, 2004 as compared to a net loss of $34.5 million for the same period in 2003.

Free Cash Flow for the six months ended June 30, 2004 was $118.3 million as compared to $77.2 million for the same period in 2003, a 53.2% increase.

Guidance Q3 2004
For the third quarter of 2004 the Company expects net revenue to be approximately $228 million. On a pro forma basis this equates to an increase of approximately 7% over the same period in 2003. On this level of net revenue, EBITDA on a pro forma basis should be approximately 11% over the same period in 2003.

Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding our guidance for the third quarter of 2004. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the regulation of the outdoor advertising industry; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the performance of the United States economy generally and the demand for advertising in particular; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, net cash flow from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included in the last page of this release.

Conference Call and Webcast Information
A conference call will be held to discuss the Company’s operating results Thursday, August 5, 2004 at 10:30 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call —

All Callers:	1-706-643-3436

Replay:	1-706-645-9291
Conference ID #	8850383
Will run through Tuesday, August 10, 2004 at 11:59 p.m. eastern time

Webcast Information —

Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com
Available through Tuesday, August 10, 2004 at 11:59 p.m. eastern time

General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating 152 outdoor advertising companies in 43 states, logo businesses in 20 states and the province of Ontario, Canada and 34 transit advertising franchises in 12 states.

Company Contact:	Keith A. Istre Chief Financial Officer (225) 926-1000 KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenues	$226,915	$208,178	$427,891	$392,399

Operating expenses (income)
Direct advertising expenses	74,362	73,361	148,153	144,918
General and administrative expenses	38,437	35,216	76,713	71,517
Corporate expenses	7,214	5,364	14,373	11,910
Depreciation and amortization	71,519	69,560	140,839	137,073
Loss (gain) on disposition of assets	3,461	(828)	2,532	(858)

	194,993	182,673	382,610	364,560

Operating income	31,922	25,505	45,281	27,839
Other expense (income)
Loss on extinguishment of debt	—	5,754	—	16,927
Interest income	(62)	(66)	(121)	(184)
Interest expense	16,833	22,587	34,403	46,347

	16,771	28,275	34,282	63,090

Income (loss) before income tax expense (benefit) and cumulative effect of a change in accounting principle	15,151	(2,770)	10,999	(35,251)
Income tax expense (benefit)	6,286	(569)	4,581	(12,457)

Income (loss) before cumulative effect of a change in accounting principle	8,865	(2,201)	6,418	(22,794)
Cumulative effect of a change in accounting principle, net of tax	—	—	—	11,679

Net income (loss)	8,865	(2,201)	6,418	(34,473)
Preferred stock dividends	91	91	182	182

Net income (loss) applicable to common stock	$8,774	$(2,292)	$6,236	$(34,655)

Earnings (loss) per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.08	$(0.02)	$0.06	$(0.23)
Cumulative effect of a change in accounting principle	—	—	—	(0.11)

Basic earnings (loss) per share	$0.08	$(0.02)	$0.06	$(0.34)

Diluted:
Before cumulative effect of a change in accounting principle	$0.08	$(0.02)	$0.06	$(0.23)
Cumulative effect of a change in accounting principle	—	—	—	(0.11)

Diluted earnings (loss) per share	$0.08	$(0.02)	$0.06	$(0.34)

Weighted average common shares used in computed earnings (loss) per share:
Basic	103,902,268	102,481,555	103,754,925	102,076,725
Incremental common shares	592,146	—	519,641	—

Diluted	104,494,414	102,481,555	104,274,566	102,076,725

OTHER DATA
Free Cash Flow Computation:
EBITDA	$106,902	$94,237	$188,652	$164,054
Interest, net	(16,771)	(22,521)	(34,282)	(46,163)
Current tax (expense) benefit	(512)	354	(822)	260
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(19,184)	(22,959)	(35,075)	(40,767)

Free cash flow	$70,344	$49,020	$118,291	$77,202

	June 30,	December 31,
Selected Balance Sheet Data:	2004	2003
Cash and cash equivalents	$17,775	$7,797
Working capital	84,259	69,902
Total assets	3,618,336	3,637,347
Total debt (including current maturities)	1,661,368	1,704,863
Total stockholders’ equity	1,757,850	1,722,805

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Other Data:
Cash flows provided by operating activities	$81,633	$77,260	$117,231	$98,314
Cash flows used in investing activities	46,286	117,615	82,090	141,123
Cash flows (used in) provided by financing activities	(23,692)	43,177	(25,163)	37,891
Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$81,633	$77,260	$117,231	$98,314
Changes in operating assets and liabilities	10,198	(3,247)	39,777	24,105
Total capital expenditures	(19,184)	(22,959)	(35,075)	(40,767)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(2,212)	(1,943)	(3,460)	(4,268)

Free cash flow	$70,344	$49,020	$118,291	$77,202

Reconciliation of EBITDA to Net income (loss):
EBITDA	$106,902	$94,237	$188,652	$164,054
Less:
Depreciation and amortization	71,519	69,560	140,839	137,073
Loss (gain) on disposition of assets	3,461	(828)	2,532	(858)

Operating Income	31,922	25,505	45,281	27,839
Less:
Loss on extinguishment of debt	—	5,754	—	16,927
Interest income	(62)	(66)	(121)	(184)
Interest expense	16,833	22,587	34,403	46,347
Income tax expense (benefit)	6,286	(569)	4,581	(12,457)
Cumulative effect of a change in accounting principle, net of tax	—	—	—	11,679

Net income (loss)	$8,865	$(2,201)	$6,418	$(34,473)

	Three Months Ended
	June 30,
Reconciliation of Reported Basis to Pro Forma (a) Basis:	2004	2003	% Change
Reported Net revenue	$226,915	$208,178	9.0%
Acquisitions and Divestitures	—	2,541

Pro forma Net revenue	$226,915	$210,719	7.7%
Reported Direct advertising and General and administrative expenses	$112,799	$108,577	3.9%
Acquisitions and Divestitures	—	777

Pro forma Direct advertising and General and administrative expenses	$112,799	$109,354	3.2%
Reported Outdoor Operating income	$114,116	$99,601	14.6%
Acquisitions and Divestitures	—	1,764

Pro forma Outdoor Operating income	$114,116	$101,365	12.6%
Reported Corporate expenses	$7,214	$5,364	34.5%
Acquisitions and Divestitures	—	—

Pro forma Corporate expenses	$7,214	$5,364	34.5%
Reported EBITDA	$106,902	$94,237	13.4%
Acquisitions and Divestitures	—	1,764

Pro forma EBITDA	$106,902	$96,001	11.4%

(a)	Pro forma net revenues, direct and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2003 for acquisitions and divestitures for the same time frame as actually owned in 2004.

	Three Months Ended
	June 30,
Reconciliation of Outdoor Operating Income to Operating Income:	2004	2003
Outdoor Operating income	$114,116	$99,601
Less: Corporate expenses	(7,214)	(5,364)
Depreciation and amortization	(71,519)	(69,560)
Plus: (Loss) gain on disposition of assets	(3,461)	828

Operating income	$31,922	$25,505